MEMORANDUM OF VARIABLE MATERIAL
                 FOR RIDER FORM NOS. 2008GWBL AND 2008GMIB AND
                             ENDORSEMENT 2008ADOPT

The following comments describe the nature and scope of the illustrative and variable material contained in the riders and endorsement. When applicable, alternate text is provided. The actual rider a Contract Owner receives will reflect only the information based on the market segment that applies and the Contract Owner's elections at application.

RIDER FORM NO.  2008GWBL

1. Page 1: "GWBL Rider Data": This Rider may be issued on or after the Contract Date. This means the Rider can be added to the Contract after it is originally issued. If the Rider is issued after the Contract Date, the text above the black line will appear to show the Ownership Data pertaining to the Contract at the time of issue.

2. Page 2: When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

3.   Page 2, Item II,C "Joint Life Contract and Item II,C1 "Joint Owner"; Page 3
     Item II,D "Single Life Contract"; Item II,E "Successor Owner"; Item II,G 2nd paragraph; Page 6, Item K, "Effect of your Annuity Account Value Falling to Zero" 1st and 2nd paragraphs; Page 8, Item IV,A "Change of Successor Owner, Joint Owner or Joint Annuitant" 1st and 2nd paragraphs; and IV,B "Conversion to a Single Life Contract" 1st and 2nd paragraphs; Page 9, Item V, "Effect of Death" A 4th and 5th paragraphs; Page 13, Item V,B "Payment Upon Death"; Page 18, Item VIII "GWBL Maturity Date" 1st and 2nd paragraphs: The bracketed text will appear only when a NQ Contract is issued.

4. Page 2: Item IIE "Successor Owner": When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

5. Page 3, Item II F "Benefit Base": The Benefit Base will be capped between $1.5 and $10 million.

6. Page 4, Item II G "Guaranteed Annual Withdrawal Amount-Applicable Percentage": The Applicable Percentage is shown in the Rider. It may vary on a new business basis. The range for this percentage is shown below. Age bands may be redetermined on a new business basis only plus or minus 10 years per age brand.

         -----------------------------------------------------------------------
         AGE                   CURRENT APPLICABLE            RANGE OF APPLICABLE
                                   PERCENTAGE                   PERCENTAGES
         -----------------------------------------------------------------------
         59-1/2 to 75                 5.0%                     3.00% - 7.00%
         -----------------------------------------------------------------------
         76 to 85                     6.0%                     4.00% - 8.00%
         -----------------------------------------------------------------------
         86 and older                 7.0%                     5.00% - 9.00%
         -----------------------------------------------------------------------

7. Page 4, Item II H "Annual Ratchet" 2nd paragraph: The advance notice period for a charge increase is shown. This period may change. The advance notice period will range from 60 to 120 days.

8. Page 4, Item II.I "Deferral Bonus" 1st, 2nd and 3rd paragraphs: The deferral bonus amount is shown. This amount may change. The deferral bonus amount will range from 3% to 10%.

9. Page 4, Item II I "Deferral Bonus" 1st and 2nd paragraphs: The period within which Contributions will not be counted for purposes of the deferral bonus is shown. This period may range from 6-24 months.


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


10. Page 4, Item II I "Deferral Bonus" 1st paragraph: The period within which Contributions will be counted for purposes of the deferral bonus in the first Contract Year is shown. This period may range from the first 60 to 90 days of Contract Year One.

11. Page 5, Item II.I "200% Initial Benefit Base Guarantee" 1st paragraph: The period within which Contributions will be counted for purposes of the deferral bonus in the first Contract Year is shown. This period may range from the first 60 to 90 days of Contract Year One.

12. Page 5, Item II I "200% Initial Benefit Base Guarantee 1st and 2nd paragraphs: "Effective Date Text": When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

13. Page 6, Item II J "Excess Withdrawal" 1st paragraph: When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

14. Page 6, Item II J "Excess Withdrawal" 1st paragraph: When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

15. Page 7, Item III "Withdrawals under Automatic Payment Plans" 1st and 2nd paragraphs: The waiting period and frequencies offered may change based on administrative availability in the future. The waiting period may range from 1-31 days and the frequencies may change to include bi-weekly or a frequency may no longer be offered.

16. Page 8, Item IV A "Change of Successor Owner, Joint Owner or Joint Annuitant" 1st paragraph: If Rider is issued on the Contract Date then the data is shown in the Data Pages. If the Rider is issued after the Contract Date then the data is shown in the Rider.

17.  Page 8, Item IV C, "Contracts Split By Court Order" 1st and 2nd paragraphs:
     : When this Rider is issued after the Contract Date, reference is made to the Rider's "Effective Date" rather than the Contract Date". The alternate text reflects this textual difference.

18. Page 9, Item V B "Payment Upon Death" paragraphs 4 and 5: The Death Benefit calculation text will vary as shown based on the Death Benefit option elected at application.

19. Page 12, Item V B, "Payment Upon Death" paragraph 1: The market segment applicable to the Contract as issued will be referenced.

20. Page 16, Item VI, "The Cost of this Rider": The current Guaranteed Withdrawal Benefit for Life Charge is shown in the Rider. The Enhanced Death Benefit is optional and the text shown will only appear if such option is elected at application. We may change the charge in the future on a new business basis. Any change will be made on a uniform and non-discriminatory basis. The range for any such change is as follows:

         -----------------------------------------------------------------------
         OPTIONAL BENEFITS                                      RANGE OF CHARGES
         -----------------------------------------------------------------------
         Guaranteed Withdrawal Benefit for Life  - Single Life       0.25%-1.00%
         -----------------------------------------------------------------------
         Guaranteed Withdrawal Benefit for Life  - Joint Life        0.40%-1.15%
         -----------------------------------------------------------------------
         Guaranteed Withdrawal Benefit for Life                      0.15%-0.75%
         Enhanced Death Benefit
         -----------------------------------------------------------------------

21. Page 16, Item VI, "The Cost of this Rider" last paragraph: Currently, the Money Market Investment Option is used for the Account for Special Dollar Cost Averaging. However, in the future we may change which Investment Option is used.


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


22. Page 17, Item VII, "Termination of this Rider" and page 18, Item VIII, "GWBL Maturity Date". Only the applicable text for the specific product will appear. Age 95 may be revised to comply with regulatory changes pertaining to Maturity age requirements. It may range up to 120.22.

23. Page 18, Item VIII, "GWBL Maturity Date" last paragraph: There are two Death Benefit options, the Standard death Benefit and the Enhanced Death Benefit. The text pertaining to the Death Benefit elected by the Owner will show.

24. The Home Office address is shown. It may change in the future. Any change will be shown in the rider.

RIDER 2008GMIB

1. Page 1, "GMIB Rider Data": This rider may be issued on or after the Contract Date. This means the rider can be added to the Contract after it is originally issued. If the rider is issued after the Contract Date, the text above the black line will appear to show the Ownership Data pertaining to the Contract at the time of issue.

2. Page 1, Effective Date Text. When this rider is issued after the Contract Date, reference is made to the rider's "Effective Date" rather than the Contract Date. The alternate text reflects this textual difference.

3.       Page 2, GMIB Exercise. "30 days" may range from 15 to 60 days.

4. Page 2, "Age 85" with respect to the operation of the Annual Ratchet and Rollup provisions of the rider may range from 55 to 90.

5. Page 2, "Age 80" with respect to optional reset provision of the GMIB Rollup Benefit Base may range from 55 to 90.

6. Page 2, Life Annuity with Period Certain": The Period Certain values may change based on schedules published by the IRS. Any change will apply on a new business basis only.

7. Page 2: Exercise dates and benefit for the Guaranteed Minimum Income Benefit (GMIB) will vary based on the Annuitant's Owner's age. For Joint Owner's GMIB is based on the older Owner and for Non-natural Owners GMIB is based on the age of the Annuitant. The period when benefit payments may begin and/or the frequency thereof may vary.

8.       Page 3, Last GMIB Exercise Age 85 may range from 70 to 90.

9. Page 3, The following alternate text will appear as shown below in instances described in italicized text preceding the alternate text.

                  For Owners who elected the "Greater of" Guaranteed Minimum Death Benefit: [ On and after the GWBL Conversion Effective Date, your GMDB will be adjusted for withdrawals on a pro-rata basis as described in your GMDB Rider].

                  For TSA Contracts only: [You may not convert this GMIB Rider to a GWBL Rider if you have an outstanding loan under your Contract.]

10. Page 3, The bracketed text below (Default A) describes what happens automatically on the Last GMIB Exercise Date. Alternatively, the "Default B" text may appear, if the Company changes the automatic option on the Last Exercise Date.


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


                  Default A
                  [If you do not elect any of the above GMIB options within [30 days] of the Contract Date Anniversary following your [85th] birthday, this Rider, as a default, will automatically convert to a GWBL Rider on a Single Life Benefit Contract basis as described in Part VII D of this Rider. Your "GWBL Conversion Effective Date" is on the Contract Date Anniversary following your [85th] birthday. Your Guaranteed Minimum Death Benefit as of the Contract Date continues to be applicable as of the GWBL Conversion Effective Date. All withdrawals on or after the GWBL Conversion Effective Date reduce your GMDB on a pro-rata basis.]

                  [For TSA only: If you do not elect any of the above options and there is a loan outstanding, notwithstanding the preceding paragraph, GMIB will automatically terminate.]

                  Default B
                  [If you do not elect any of the above GMIB options, GMIB will automatically terminate.]

11. Page 3, "Part III, Guaranteed Minimum Income Benefit Base" Effective Date Text. When this rider is issued after the Contract Date, reference is made to the rider's "Effective Date" rather than the Contract Date. The alternate text reflects this textual difference.

12. Pages 3 and 4: The rollup rates and age may change. An Owner may elect either a 6% or 6.5% rollup rate when electing this rider. The rollup rate may range from 2 to 8%. The rollup and annual ratchet ages may range from 70 to 90.

         Page 3, Certain funds rollup at a lower rate and are shown in the rider. These funds may change in the future based on the fund offering at a given time. The 3% rollup rate may range from 1% to 5%.

13. Pages 3and 4, The type of dollar cost averaging program varies based on the product purchased as shown in the submitted rider.

14.      Page 4, "Optional Reset Provision"

                  "30 days" may range from 15 to 50 days.

                  The rollup rates and age may change. An Owner may elect either a 6% or 6.5% rollup rate when electing this rider. The rollup rate may range from 2 to 8%. The rollup and annual ratchet ages may range from 70 to 90.

                  The reset age 76 and 80 references may change. The range for these ages is 70 to 90.

                  The following text will appear if a "Greater of GMDB" Rider is issued with the Contract.

                           [When you reset your [6%/6.5%] Roll Up to Age [85] GMIB Benefit Base your [6%/6.5%] Roll Up to Age [85] GMDB Benefit Base is automatically reset as described in your Guaranteed Minimum Death Benefit Rider until the Contract Date Anniversary following your [80th ] birthday. Reset of your [6%/6.5%] Roll Up to Age [85] GMDB Benefit Base is not permitted after such date.]

                  "45 days" may range from 30 to 120 days.

15. Page 4, "Annual Ratchet to Age 85 Benefit Base: "Age 85" with respect to the operation of the Annual Ratchet and Rollup provisions of the rider may range from 55 to 90.

16.      Page 4 "Effect of Withdrawals on your GMIB Benefit Base":


                                     4 of 9

                  "Age 85" with respect to the operation of the Annual Ratchet and Rollup provisions of the rider may range from 55 to 90.

                  Pages 3 and 4: The rollup rates and age may change. An Owner may elect either a 6% or 6.5% rollup rate when electing this rider. The rollup rate may range from 2 to 8%. The rollup and annual ratchet ages may range from 70 to 90.

                  "90 days" may range from 30 to 120 days.

17. Page 5, Part V, "GMIB No Lapse Guarantee": As noted the alternate text will issue in this rider based on the type of Contract issued.
                  "Age 85" with respect to the "GMIB No Lapse Guarantee" provision of the rider may range from 55 to 90.

                  The rollup rates and age may change. An Owner may elect either a 6% or 6.5% rollup rate when electing this rider. The rollup rate may range from 2 to 8%. The rollup and annual ratchet ages may range from 70 to 90.

18. Page 7, Part VI, "This Rider's Benefit on and after the GWBL Conversion Effective Date"
                  "30 days" may range from 15 to 60 days

                  The following text will appear when GMIB automatically converts to GWBL on the Last GMIB Exercise Date: [If you do not elect any of the GMIB Options on the Last GMIB Exercise Date as described in Part II of this Rider, this Rider's Conversion Transaction Date is the [30th ] day after the GWBL Conversion Effective Date.]

19. Page 7 and throughout the rider: Joint Owners are an ownership structure that is available under NQ contracts only. Accordingly, whenever Joint Owner appears in the rider it is bracketed to show that the term appears only with NQ contracts.

20. Page 7, The default investment option for amounts under the rider on the GWBL Conversion Date may change as described in the rider.

21. Page 7, subparagraph (ii): If this rider automatically converts to a GWBL Benefit on the Last GMIB Exercise Date the bracketed text in item
         (ii) will appear.

22.      Page 8 Section VII C, "Joint Life Benefit Contract"
                  Age 65 may range from 45 to 85
                  30th Day may range from 15th to 90th Day

23. Page 9 "GWBL Benefit Base" If the Company wishes for the GWBL Benefit Base to be capped, the following text will appear: [Notwithstanding anything to the contrary in this Rider, your GWBL Benefit Base will be capped at the greater of the following: (i) your initial GWBL Benefit Base as of the GWBL Conversion Effective Date and (ii) [$5 million].] The $5 million dollar amount may change; the range is $1.5 million to $10 million.

24.      Page 9 Section VII G, "Guaranteed Annual Withdrawal Amount"
         When the 6% GMIB rollup rate is elected the following table will appear in the rider:


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

        ================================================================================================================
                                    YOU HAVE ELECTED [6% ]GMIB 6% GMIB ELECTED
                                    ------------------------------------------------------------------------------------
                                             A                                         B
                                    APPLICABLE PERCENTAGE IF ANNUITY       APPLICABLE PERCENTAGE IF GMIB BENEFIT BASE
                                    ACCOUNT VALUE PRODUCES A HIGHER        PRODUCES A HIGHER GUARANTEED ANNUAL
                                    GUARANTEED ANNUAL WITHDRAWAL AMOUNT    WITHDRAWAL AMOUNT
        ================================================================================================================
        Single Life (All ages)                      7.0%                                       6.0%
        ================================================================================================================
        Joint Life if spouse is:
        ----------------------------------------------------------------------------------------------------------------
        Age 85+                                     6.5%                                       5.0%
        ----------------------------------------------------------------------------------------------------------------
        Ages 80-84                                  6.0%                                       4.5%
        ----------------------------------------------------------------------------------------------------------------
        Ages 75-79                                  5.5%                                       4.0%
        ----------------------------------------------------------------------------------------------------------------
        Ages 70-74                                  5.0%                                       3.5%
        ----------------------------------------------------------------------------------------------------------------
        Ages 65-69                                  4.5%                                       3.0%
        ================================================================================================================


                  The Applicable Percentage table is shown in the Rider. It may vary on a new business basis. The range for this percentages is shown below. Age bands may be redetermined on a new business basis only, plus or minus 10 years per age brand.

                           ---------------------------------------------------------------------------------
                              CURRENT APPLICABLE PERCENTAGE         RANGE OF APPLICABLE PERCENTAGES
                              -----------------------------         -------------------------------
                           ---------------------------------------------------------------------------------
                                           3.0%                                1.00% - 5.00%
                           ---------------------------------------------------------------------------------
                                           3.5%                                1.00% - 5.50%
                           ---------------------------------------------------------------------------------
                                           4.00%                               2.00% - 6.00%
                           ---------------------------------------------------------------------------------
                                           4.5%                                2.50% - 6.00%
                           ---------------------------------------------------------------------------------
                                           5.0%                                3.00% - 7.00%
                           ---------------------------------------------------------------------------------
                                           5.50%                               3.50% - 7.50%
                           ---------------------------------------------------------------------------------
                                           6.0%                                4.00% - 8.00%
                           ---------------------------------------------------------------------------------
                                           6.50%                               4.50% - 8.50%
                           ---------------------------------------------------------------------------------
                                           7.0%                                5.00% - 9.00%
                           ---------------------------------------------------------------------------------

25. Page 10, Section VII H "Annual Ratchet" 45 days" may range from 30 to 120 days.

26. Page 11, Section VIII, payment frequencies are shown. We may add or delete frequencies in the future.

27. Page 12, The text pertaining to lifetime required minimum distributions will appear in IRA, TSA and QP Contracts only.

28. Page 12, Part IX, "Certain Changes Under Joint Life Benefit Contracts" Reference to 30 days may change. Any change will range from 15 to 60 days.

29.      Page 14 and following, "Payment Upon Death"

                  Paragraph 2: For Owners who elected the "Greater of" Guaranteed Minimum Death Benefit the following text will appear: On or after the GWBL Conversion Effective Date, your GMDB will be adjusted for withdrawals on a pro-rata basis as described in your GMDB Rider.

                  In the subsection entitled "Effect of Divorce on Required Payments at Death" bracketed text will appear based on the type of contract issued.


                                     6 of 9

                  Item 3 on page 16 will appear only of the Greater of GMDB is elected under the Contract. The ages will range from 70 to 90.

30. Page 22 GWBL Maturity Date: Age 95 may be revised to comply with regulatory changes pertaining to Maturity age requirements. It may range up to age 120.

31. On page 31, the charges shown apply to a Contract issued with a 6.5% GMIB Rollup. If a Contract is issued with a 6% GMIB Rollup the following text would appear with lower charges:

                  If the 6% Guaranteed Minimum Income Benefit (GMIB) Rider is elected with the Standard or Annual Ratchet GMDB the following text will appear:

                           [Guaranteed Minimum Income Benefit: The current charge for this benefit is [0.75%] of the GMIB Benefit Base and [0.75%] of the GWBL Benefit Base after the GWBL Conversion Effective Date The maximum charge upon reset for this benefit is [1.05%] of the Rider's Benefit Base. On and after the GWBL Conversion Effective Date the charge for this Rider may increase upon an Annual Ratchet as described in
                           Part VII H of this Rider, but will never exceed the maximum shown here.]

                  If the [6.%] Guaranteed Minimum Income Benefit (GMIB) Rider is elected with the 6% Guaranteed Minimum Death Benefit (GMDB) Rider With Optional Reset or this GMIB Rider is added to a Contract after the Contract Date and the Greater of 6% GMDB was elected on the Contract Date, the following text will appear:
                           [When the Greater of 6% Rollup to Age 85 or Annual Ratchet to Age 85 GMIB is elected with the Greater of 6% Rollup to Age 85 or Annual Ratchet to Age 85GMDB, the charge for these Riders is:

                           GMIB Rider:      [0.65%] of the GMIB Benefit
                                            Base and [0.65%] of the GWBL Benefit
                                            Base on and after the GWBL
                                            Conversion Effective Date.

                           GMDB Rider:      [0.70%] of the GMDB Benefit Base.

                           The maximum charge upon reset for this Rider is [0.95%] of the GMIB Benefit Base. On and after the GWBL Conversion Effective Date this charge is applied to the GWBL Benefit Base. The maximum charge upon reset for the GMDB Rider is [0.85%] of the GMDB Benefit Base. On or after the GWBL Conversion Effective Date the charge for this rider may increase upon an Annual Ratchet as described in Part VII H of this Rider, but will never exceed the maximum shown here.

                           If this GMIB Rider is added to your Contract after the Contract Date and you have elected the Greater of 6% Rollup to Age 85 or Annual Ratchet to Age 85 GMDB, the charges described above will apply to your Contract beginning as of the Contract Date Anniversary immediately following the Rider's Effective Date. Also, the addition of an Optional Reset provision is added to your GMDB on the Effective Date of this Rider.

                           If you voluntarily terminate this GMIB Rider [or for TSA Contracts with outstanding loans, if this Rider automatically terminates on the Last GMIB Exercise Date] your GMDB charge is the greater of [0.75%] of the GMDB Benefit Base or the then current charge for the GMDB Rider Benefit Base. The charge will not exceed the maximum shown above. Also, the Optional Reset feature under the GMDB Rider will terminate.]


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


                  In connection with the above please note the following ranges for the charges associated with the GMIB and GMDB Riders:

                  Combo means when GMIB is purchased with the "Greater of" GMDB. Currently, upon such combination election, there is a charge discount.

                 ---------------------------------------------------------------
                            RIDER                CHARGE         RANGE
                 ---------------------------------------------------------------
                 6% GMDB Standalone               0.75%        0.35 1.20%
                 ---------------------------------------------------------------
                 6.5 GMDB Standalone              0.90%        0.35 1.20%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6% GMDB Combo - Current          0.70%        0.35%-1.20%
                 ---------------------------------------------------------------
                 6% GMDB Combo -Max               0.85%        0.45%-1.20%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6.5% GMDB Combo - Current        0.85%        0.35-1.20%
                 ---------------------------------------------------------------
                 6.5 % GMDB Combo -Max            1.00%        0.45-1.20%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6 %GMIB Current                  0.75%        0.35-1.20%
                 ---------------------------------------------------------------
                 6% GMIB Max                      1.05%        0.65-1.40%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6% GMIB Combo - Current          0.65%        0.35-1.20%
                 ---------------------------------------------------------------
                 6% GMIB Combo - Max              0.95%        0.65-1.40%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6.5% GMIB Current                0.90%        0.35-1.20%
                 ---------------------------------------------------------------
                 6.5% GMIB Max                    1.20%        0.65-1.40%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 6.5% GMIB Combo Current          0.80%        0.35-1.20%
                 ---------------------------------------------------------------
                 6.5% GMIB Combo Max              1.10%        0.65-1.40%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

32. Page 23: The following text as shown in the rider will appear only if the GMIB Rider terminates automatically on the Last GMIB Exercise Date (based on AXA Equitable design) rather than converting to a GWBL Benefit. This also applies to page 24 of the rider in Section XIII A, second paragraph.

33. Page 24, Part XIII B. Voluntary Termination of this Rider: Only the applicable text for the specific product will appear.

34. Attachment A - These are the guaranteed minimum annuity purchase factors used to determine periodic payments under the Guaranteed Minimum Income Benefit and may change based on actuarial considerations such as mortality experience and interest rate changes.

35. The Home Office address is shown. It may change in the future. Any change will be shown in the rider.


ENDORSEMENT 2008ADOPT
---------------------

1. Pages 1 and 3 "Age 85" with respect to the operation of the Annual Ratchet and Rollup provisions of the rider may range from 55 to 90.

2.       The GWBL Rider issue ages range as follows:

         ----------------------------------------------
         Issue Age              Issue Age Range
         ----------------------------------------------
         45                     20-65
         ----------------------------------------------


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


         ----------------------------------------------
         84                     55-90
         ----------------------------------------------

3. Page 1: The riders shown in subparagraph (ii) may change based on product design. This variability also applies to subparagraph (ii) of page 3.

4.       Page 2:  59 1/2 may range from 45 to 75.

5.       Page 2: Text will appear only in NQ contracts as shown in endorsement.

6.       The GMIB Rider issue ages range as follows:

         ----------------------------------------------
         Issue Age              Issue Age Range
         ----------------------------------------------
         20                     18-65
         ----------------------------------------------
         74                     55-90
          ----------------------------------------------


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